Exhibit 99.1

Monster Worldwide Appoints Steve Pogorzelski

Group President, International

Senior Executive Tapped to Direct Growth of Monster’s International Business,

Responsible for All Business Activities in Europe and Asia Pac

Former President of CIGNA Health Services Douglas Klinger

 Joins Company as President, Monster North America

New York, September 12, 2005 – Monster Worldwide, Inc. (NASDAQ: MNST), parent company of the leading global online career and recruitment resource, Monster®, today announced that it has named senior executive Steve Pogorzelski to the newly created position of Group President, International.  In his new role, Mr. Pogorzelski, will be responsible for all of Monster Worldwide’s business activities in Europe and Asia Pacific, operations which represented approximately one quarter of the Company’s total revenue over the past 12-month period.  Mr. Pogorzelski formerly served as President of Monster, North America.

“Steve Pogorzelski’s vast experience and expertise uniquely qualify him to lead Monster’s strategic expansion overseas, and we are excited to have Steve assume the role of Group President, International today, just as the online recruitment business and Monster are becoming truly global in scope.  Steve’s success leading Monster’s growth and development in the United States and his comprehensive knowledge of our business will enable him to further entrench and leverage Monster’s potent sales structure and its winning operating formula overseas,” said Andrew J. McKelvey, Chairman and Chief Executive Officer of Monster Worldwide.

Under Steve Pogorzelski’s leadership over the past six years, Monster North America has implemented a fully integrated, targeted sales approach, leveraging field sales to secure business from larger Enterprise customers, and telesales and electronic commerce to service smaller and medium-sized businesses.   Over this six year period, Monster North America revenue has grown ten fold to $563 million for the trailing twelve months ended June 2005 driven by a significant increase in the customer base.

Simultaneously, Monster Worldwide announced the appointment of Douglas Klinger to President, Monster North America.  Mr. Klinger, who was formerly President of CIGNA Health Services, will join Monster effective immediately with responsibility for overseeing all core business activities in North America.

“We also welcome Douglas Klinger to the Monster family.  Doug is a proven senior executive with a 20-year record leading high-performance, customer-focused growth organizations.  I am confident that Doug will apply his considerable leadership skills and deep familiarity with customer-oriented and sales-driven businesses to extend Monster North America’s strong revenue momentum and growing profitability,” added Mr. McKelvey.

As President of CIGNA Health Services, Mr. Klinger led one of the company’s most profitable and fastest-growing operations, serving 28 million customers through five wholly-owned specialty health care companies.

“We continue to deepen the talent level that is leading Monster forward and the addition of Doug Klinger is another prime example,” said Bill Pastore, Chief Operating Officer of Monster Worldwide.  “I personally worked with Doug during my years at CIGNA, and am excited about the opportunity to work with him again at Monster.  Doug is a natural leader, with a stellar track record of generating top line growth and higher profit in a competitive environment.  His strategic thinking and strong operating discipline make him an ideal fit as we aim to take full advantage of Monster’s growth opportunities.”

About Monster Worldwide

Founded in 1967, Monster Worldwide, Inc. is the parent company of Monster(R), the leading global online careers and recruitment resource. The company also owns TMP Worldwide, one of the world’s largest Recruitment Advertising agency networks. Headquartered in New York with approximately 4,500 employees in 26 countries, Monster Worldwide (NASDAQ: MNST) is a member of the S&P 500 Index. More information about Monster Worldwide is available at www.monsterworldwide.com.

Monster(R) is the leading global online careers and recruitment resource. Monster was founded in 1994 and is headquartered in Maynard, Massachusetts, USA. Monster has 25 local language and content sites in 23 countries worldwide. Monster is known for connecting quality job seekers at all levels with leading employers across all industries and offers employers innovative technology and superior services that give them more control over the recruiting process. More information is available at www.monster.com or by calling 1-800-MONSTER. To learn more about Monster’s industry-leading employer products and services, please visit http://recruiter.monster.com.

Special Note: Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding Monster Worldwide, Inc.’s strategic direction, prospects and future results. Certain factors, including factors outside of Monster Worldwide’s control, may cause actual results to differ materially from those contained in the forward- looking statements, including economic and other conditions in the markets in which Monster Worldwide operates, risks associated with acquisitions, competition, seasonality and the other risks discussed in Monster Worldwide’s Form 10-K and other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

Contacts:

David Rosa

(212) 351-7067

david.rosa@monsterworldwide.com

Christian Harper

Weber Shandwick

(212) 445-8135

charper@webershandwick.com

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